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[Letterhead]




                   INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of U.S. Office Products Company of our reports dated 7 September 1995 and 16 September 1994, relating to the financial statement of Whitcoulls Group Limited, which appear in the Current Report on Form 8-K, dated July 26, 1996 of U.S. Office Products Company. We also consent to the reference to us under the caption "Experts" in the Registration Statement.



/s/ Deloitte Touche Tohmatsu


DELOITTE TOUCHE TOHMATSU
January 8, 1997
Auckland, New Zealand